EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 4 to Registration Statement on Form SB-2 Registration No. 333-131147 of our report dated July 25, 2007, relating to the financial statements of MedicalCV, Inc. as of April 30, 2006 and 2007 and for the years then ended, which appears in such Registration Statement.  We also consent to the references to us under the heading “Experts” and “Selected Financial Data” in such Registration Statement.

/s/ Lurie Besikof Lapidus & Company, LLP

Lurie Besikof Lapidus & Company, LLP
Minneapolis, Minnesota
August 6, 2007